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Exhibit 3.10

New Jersey Department of Treasury
Department of Revenue
Certificate of Incorporation
of
ACI Acquisition Inc.
(Title 14A2:-7 New Jersey Business Corporation Act
For Use by Domestic Profit Corporations)

        This is to certify that, there is hereby organized a corporation under and by virtue of the above noted statute of the New Jersey Statutes.

1.
Name of Corporation:    ACI ACQUISITION INC.

2.
The purpose for which this corporation is organized is to engage in any activity within the purposes for which corporations may be organized under NJSA 14A 1-1 et seq. and to provide products and support to wireless carriers.

3.
Registered Agent:    Corporation Service Company

4.
Registered Office:

Street Address	City	State	Zip
830 Bear Tavern Road	West Trenton	New Jersey	08628
5.
The aggregate number of shares which the corporation shall have authority to issue is: 200 shares of common stock, no par value per share.

6.
The First Board of Directors shall consist of:

Name	Street Address	City	State	Zip
Irvin Witcosky	380 Midland Avenue	Saddle Brook	New Jersey	07663
7.
Name and Address of Incorporator:

Name	Street Address	City	State	Zip
Wai Y. Chan	Milberg Weiss Bershad Hynes & Lerach LLP One Pennsylvania Plaza	New York	New York	10119

        IN WITNESS WHEREOF, the incorporator being over eighteen years of age has signed this certificate.

/s/ Wai Y. Chan Wai Y. Chan, Incorporator Dated: 04/27/2004

CERTIFICATE OF MERGER

OF

AIRORLITE COMMUNICATIONS, INC.

INTO

ACI ACQUISITION INC.

        Pursuant to the provisions of Sections 14A:10-5.1 and 14A:10-7 of the New Jersey Business Corporation Act, the New Jersey parent business corporation hereinafter named does hereby certify that:

          1.     The name of the subsidiary corporation, which is a business corporation organized under the laws of the State of North Carolina, is Airorlite Communications, Inc.

          2.     The name of the parent corporation, which is a business corporation organized under the laws of the State of New Jersey, is ACI Acquisition Inc.

          3.     The number of outstanding shares of the subsidiary corporation is five (5), all of which are of one class, and all of which are owned by the parent corporation.

          4.     The following is the Plan of Merger for merging the subsidiary corporation into the parent corporation as approved by the Board of Directors of the parent corporation on May 4, 2004.

    "1.
    ACI Acquisition, Inc., which is a business corporation of the State of New Jersey and is the owner of all of the outstanding shares of Airorlite Communications, Inc., which is a business corporation of the State of North Carolina, hereby merges Airorlite Communications, Inc. into ACI Acquisition Inc. pursuant to the provisions of the laws of the State of North Carolina and of the New Jersey Business Corporation Act.

    2.
    The separate existence of Airorlite Communications, Inc. shall cease upon the effective date of the merger pursuant to the provisions of the laws of the State of North Carolina; and ACI Acquisition Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the New Jersey Business Corporation Act.

    3.
    The issued shares of Airorlite Communications, Inc. shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished.

    4.
    The issued shares of ACI Acquisition Inc. shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of ACI Acquisition Inc.

    5.
    The Board of Directors and the proper officers of ACI Acquisition Inc. are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for."

          5.     Neither the certificate of incorporation of the parent corporation nor the articles of incorporation of the subsidiary corporation requires the approval of its shareholders to authorize the merger herein certified.

          6.     The applicable provisions of the laws of the jurisdiction of organization of the subsidiary corporation relating to the merger of the subsidiary corporation into the parent corporation will have been complied with upon compliance with any of the filing and recording requirements thereof.

          7.     The parent corporation will continue its existence as the surviving corporation pursuant to the provisions of the New Jersey Business Corporation Act.

          8.     The merger herein certified shall become effective in the State of New Jersey upon the date of filing of this Certificate of Merger.

Executed on May 4, 2004.

AIRORLITE COMMUNICATIONS, INC.
By:	/s/ Irvin F. Witcosky Irvin F. Witcosky, President
ACI ACQUISITION INC.
By:	/s/ Irvin F. Witcosky Irvin F. Witcosky, President

New Jersey Division of Revenue

Certificate of Amendment to the Certificate of Incorporation
(For Use by Domestic Profit Corporations)

        Pursuant to the provisions of Section 14A9-2(4) and Section 14A9-4(3), Corporations, General, of the New Jersey Statutes the undersigned corporation executing the following Certificate of Amendment to its Certificate of Incorporation.

  1.
  The name of the corporation is:

    ACI ACQUISITION INC.

  2.
  The following amendment to the Certificate of Incorporation was approved by the directors and hereinafter duly adopted by the shareholders of the corporation on the 4th day of May 2004.

    Resolved, that Article 1 of the Certificate of Incorporation be amended to read as follows:

    "1. The Name of the Corporation is: AIRORLITE COMMUNICATIONS, INC."

  3.
  The number of shares outstanding at the time of the adoption of the amendment was: 1.

    If the shares of any class or series of shares are entitled to vote thereon as a class, as set forth below the designation and number of outstanding shares entitled to vote                        of each such class or series. (Omit if not applicable.)

  4.
  The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and                voting for and against the amendment respectively).

  5.
  If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable.)

  6.
  Other provisions (Omit if not applicable).

/s/ Irvin F. Witcosky Irvin F. Witcosky, President

 CERTIFICATE OF MERGER

OF

AIRORLITE COMMUNICATIONS, INC.

INTO

ACI ACQUISITION INC.

        Pursuant to the provisions of Section 14A:10-5.1 and 14A:10-7 of the New Jersey Business Corporation Act, the New Jersey parent business corporation hereinafter named does hereby certify that:

          1.     The name of the subsidiary corporation, which is a business corporation organized under the laws of the State of Carolina, is Airorlite Communications, Inc.

          2.     The name of the parent corporation, which is a business corporation organized under the laws of the State of New Jersey, is ACI Acquisition Inc.

          3.     The number of outstanding shares of the subsidiary corporation is five (5), all of which are of one class, and all of which are owned by the parent corporation.

          4.     The following is the Plan of Merger for merging the subsidiary corporation into the parent corporation as approved by the Board of Directors of the parent corporation on May 4, 2004.

    "1.
    ACI Acquisition, Inc., which is a business corporation of the State of New Jersey and is the owner of all of the outstanding shares of Airorlite Communications, Inc., which is a business corporation of the State of North Carolina, hereby merges Airorlite Communications, Inc. into ACI Acquisition Inc. pursuant to the provisions of the laws of the Sate of North Carolina and of the New Jersey Business Corporation Act.

    2.
    The separate existence of Airorlite Communications, Inc. shall cease upon the effective date of the merger pursuant to the provisions of the laws of the State of North Carolina; and ACI Acquisition Inc. shall continue its existence as the surviving corporation pursuant to the provisions of the New Jersey Business Corporation Act.

    3.
    The issued shares of Airorlite Communications, Inc. shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall be surrendered and extinguished.

    4.
    The issued shares of ACI Acquisition, Inc. shall not be converted in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of ACI Acquisition Inc.

    5.
    The Board of Directors and the proper officers of ACI Acquisition Inc. are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan of Merger or of the merger herein provided for."

          5.     Neither the certificate of incorporation of the parent corporation nor the articles of incorporation of the subsidiary corporation requires the approval of its shareholders to authorize the merger herein certified.

          6.     The applicable provisions of the laws of the jurisdiction of organization of the subsidiary corporation relating to the merger of the subsidiary corporation into the parent corporation will have been complied with upon compliance with any of the filing and recording requirements thereof.

          7.     The parent corporation will continue its existence as the surviving corporation pursuant to the provisions of the New Jersey Business Corporation Act.

          8.     The merger herein certified shall become effective in the State of New Jersey upon the date of filing of this Certificate of Merger

Executed on May 4, 2004.

AIRORLITE COMMUNICATIONS, INC.
/s/ Irvin F. Witcosky Irvin F. Witcosky, President
ACI ACQUISITION INC.
/s/ Irvin F. Witcosky Irvin F. Witcosky, President

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  Exhibit 3.10
CERTIFICATE OF MERGER OF AIRORLITE COMMUNICATIONS, INC. INTO ACI ACQUISITION INC.
CERTIFICATE OF MERGER OF AIRORLITE COMMUNICATIONS, INC. INTO ACI ACQUISITION INC.